                                                                    Exhibit 21.1

                           SUBSIDIARIES OF HPSC, INC.


                                                                      Domestic
                     Name of Subsidiary                             Jurisdiction               Ownership
                     ------------------                             ------------               ---------
HPSC Equipment Receivables 2000 LLC I                                    DE                         *
HPSC Equipment Receivables 2000 LLC II                                   DE                         *
American Commercial Finance Corporation                                  DE                         *
HPSC Funding Corp. I                                                     DE                         *
HPSC Bravo Funding Corp.                                                 DE                         *
HPSC Capital Funding Inc.                                                DE                         *
HPSC Bravo Funding, LLC                                                  DE                         *
HPSC Capital Funding, LLC                                                DE                         *

*Owned 100% by HPSC, Inc.